EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTS

We consent to the incorporation by reference in the registration statements of SofTech, Inc. on Form S-8 (File Nos. 2-73261, 2-82554, 33-5782, and 33-80746)
and on Form S-3 (File No. 33-63831) of our report dated August 28, 1996, on our audits of the consolidated financial statements and financial statement schedule of SofTech, Inc. as of May 31, 1996 and 1995, and for the years ended May 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.


                                       /S/ Coopers & Lybrand L.L.P.


Boston, Massachusetts
August 28, 1996